Exhibit 99.1

September 8, 2025	Contact:	Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Sonoco to Sell Temperature-Assured Packaging Business to Arsenal Capital Partners

ThermoSafe Sale Completes Company’s Transformation into a Global Metal and Fiber Packaging Leader

Net Proceeds to be Used to Reduce Debt

HARTSVILLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced it has signed a definitive agreement to sell its ThermoSafe business unit (“ThermoSafe”), which is one of the leading providers of temperature-assured packaging, to Arsenal Capital Partners (“Arsenal”), a leading private equity investment firm that specializes in building market-leading industrial growth and healthcare companies, for a total purchase price of up to $725 million. The purchase price consists of $650 million on a cash-free and debt-free basis payable at closing, and additional consideration of up to $75 million (“additional consideration”) if certain performance measures for calendar year 2025 are met. The transaction is subject to customary closing conditions, including regulatory review, and is expected to be completed by the end of 2025. Net proceeds from the transaction are expected to be used to repay existing debt.

Based in Arlington Heights, IL, ThermoSafe is one of the leading global providers of temperature-controlled packaging solutions ensuring the safe and efficient transport of pharmaceuticals, biologics, vaccines and other temperature-sensitive products. In 2024, the business generated over $240 million in sales and approximately $50 million in proforma adjusted EBITDA. ThermoSafe has a vast product offering featuring industry-leading technology, including bio-based insulation materials and reusable technologies, that encompasses refrigerated, frozen or controlled room temperature applications. In addition, ThermoSafe’s ISC Labs® deliver individualized design and testing services and innovative packaging solutions along with qualification and validation services to meet all regulatory requirements. ThermoSafe employs approximately 900 associates working in operations in the Americas, EMEA and Asia.

“With the planned sale of ThermoSafe, we are completing the next step in Sonoco’s portfolio transformation, which has resulted in significantly streamlining our operations from a large portfolio of diversified businesses into two core global business segments. This simplified structure features incredibly robust businesses with industry leadership and sustainable futures serving large global customers,” said Howard Coker, President and CEO. “Our transformation enables us to deliver more sustainable growth that build on our strengths and allow us to drive value for our customers. Sonoco is proud of what we have accomplished in building ThermoSafe into one of the industry’s leading players while more than doubling revenues since 2012 and substantially improving technology and product offerings serving our customers’ ever-changing needs. We thank the entire ThermoSafe team for their years of delivering quality products and providing outstanding customer service on behalf of Sonoco. We know their knowledge, experience and leadership will be greatly valued by their new owner and wish the entire team continued success in the future.”

North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Proforma for the transaction, the expected net proceeds from the divestiture, excluding any additional consideration, are projected to further reduce Sonoco’s net leverage ratio (defined as second quarter total debt less cash and expected net proceeds divided by the midpoint of our 2025 adjusted EBITDA guidance range less ThermoSafe’s pro forma adjusted EBITDA) to approximately 3.5x.

Morgan Stanley & Co. LLC acted as financial advisor to Sonoco. Freshfields LLP acted as Sonoco’s legal advisor. Kirkland & Ellis LLP acted as legal advisor to Arsenal.

Third Quarter Financial Results

Sonoco will report its third quarter 2025 financial results on Wednesday, October 22, 2025, after the market closes. The Company’s management will host a conference call to discuss those results on Thursday, October 23, 2025, at 8:00 a.m. Eastern Time.

A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company's website for at least 30 days following the call.

Event:	Sonoco Third Quarter 2025 Earnings Webcast

Time:	Thursday, October 23, 2025, at 8:00 a.m. Eastern Time

Audience Dial-In:	To listen via telephone, please register in advance at https://registrations.events/direct/Q4I122820

Participants will receive their unique dial in details with a PIN by email to join the conference call upon registration.

Webcast Link:	https://events.q4inc.com/attendee/279947774

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. In 2025, Sonoco was named one of America’s Most Admired and Responsible Companies by Newsweek and by USA TODAY’s list of America’s Climate Leaders. For more information on the Company, visit our website at www.sonoco.com.

About Arsenal Capital Partners

Arsenal Capital Partners is a leading private equity investment firm that specializes in building market-leading industrial growth and healthcare companies. Since its inception in 2000, Arsenal has raised institutional equity investment funds totaling over $10 billion, completed more than 300 platform and add-on acquisitions, and achieved more than 35 realizations. Driven by our commitment to unlock potential in people, businesses, and technologies, the firm partners with management teams to build strategically important companies with leading market positions, high growth, and high value-add. For more information, visit www.arsenalcapital.com.

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “committed,” “enable,” “expect,” “future,” “will,” “projected” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; the Company’s anticipated effects of the transaction on the Company’s portfolio simplification strategy, streamlining of the Company’s organizational structure, and capital investments in the Company’s remaining businesses; and the Company’s expected use of the net proceeds of the transaction. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the transaction, including that the transaction will not be completed on the timing or terms the Company anticipates, or at all; the ability to receive regulatory approvals for the transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the transaction; the Company’s ability to realize anticipated benefits of the transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the transaction on relationships with employees, clients and other third parties; the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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